Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. ___________) and related Prospectus of eB2B Commerce, Inc. (formerly DynamicWeb Enterprises, Inc.) for the registration of 29,549,140 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000, with respect to the financial statements of eB2B Commerce, Inc. (a development stage company) as of December 31, 1998 and 1999 and for the period from November 6, 1998 (inception) through December 31, 1998, the year ended December 31, 1999 and the period from November 6, 1998 (inception) through December 31, 1999, included in the Registration Statement (Form S-4 No. 333-95283) and related Prospectus of Dynamic Web Enterprises, Inc. dated March 22, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


New York, New York
January 26, 2001